UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2025

NEXPOINT REAL ESTATE FINANCE, INC.
(Exact Name Of Registrant As Specified In Charter)

Maryland	001-39210	84-2178264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NREF	New York Stock Exchange

8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	NREF-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 14, 2025, NexPoint Real Estate Finance, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) (i) a prospectus supplement (the “Series B Preferred Prospectus Supplement”) under its shelf registration statement on Form S-3 (File No. 333-276177) filed by the Company with the SEC on December 20, 2023 and declared effective on December 29, 2023 (the “Current Registration Statement”) to continue the continuous offering of shares of the Company’s 9.0% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) and (ii) a prospectus supplement (the “ATM Prospectus Supplement”) under the Current Registration Statement to continue the “at the market” equity offering of the Company’s common stock, par value $0.01 per share (the “common stock”) and the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), both of which were previously registered pursuant to the Company's registration statement on Form S-3 (No. 333-263300).

As of March 14, 2025, the Company has sold 8,118,666 shares of Series B Preferred Stock. Pursuant to the Series B Preferred Prospectus Supplement, the Company may issue and sell a maximum of 7,881,334 shares of Series B Preferred Stock, at a public offering price of $25.00 per share.

As of March 14, 2025, the Company has sold shares of common stock having an aggregate purchase price of $12.6 million and shares of Series A Preferred Stock having an aggregate purchase price of $0 under its “at the market” equity offering. Pursuant to the ATM Prospectus Supplement, the Company may issue shares of common stock and shares of Series A Preferred Stock having an aggregate purchase price of $87.4 million.

The Series B Preferred Stock and the common stock and the Series A Preferred Stock are registered with the SEC pursuant to the Current Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), and will be offered and sold pursuant to the Series B Preferred Prospectus Supplement and the ATM Prospectus Supplement, respectively, and the base prospectus dated December 29, 2023 relating to the Current Registration Statement.

The Company is filing this Current Report on Form 8-K to provide (i) the opinion of Ballard Spahr LLP with respect to certain matters of Maryland law in relation to the Series B Preferred Stock, which opinion is attached as Exhibit 5.1 hereto, (ii) the opinion of Ballard Spahr LLP with respect to certain matters of Maryland law, in relation to the common stock and Series A Preferred Stock, which opinion is attached hereto as Exhibit 5.2, (iii) the opinion of Winston & Strawn LLP with respect to the description of material U.S. federal income tax matters in relation to the Series B Preferred Stock, which opinion is attached hereto as Exhibit 8.1 and (iv) the opinion of Winston & Strawn LLP with respect to the description of material U.S. federal income tax matters in relation to the common stock and Series A Preferred Stock, which opinion is attached hereto as Exhibit 8.2.

On March 14, 2025, the Company and NexPoint Securities, Inc. (the “Dealer Manager”), an affiliate of NexPoint Real Estate Advisors VII, L.P., the Company’s external manager, entered into an Amendment to Dealer Manager Agreement (the “Amendment”) to add the Current Registration Statement to the Dealer Manager Agreement, dated as of November 2, 2023, pursuant to which the Dealer Manager is the Company’s exclusive dealer manager in connection with the Company’s offering of Series B Preferred Stock.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Amendment to Dealer Manager Agreement, by and between NexPoint Real Estate Finance, Inc. and NexPoint Securities, Inc. dated March 14, 2025
5.1	Opinion of Ballard Spahr LLP
5.2	Opinion of Ballard Spahr LLP
8.1	Opinion of Winston & Strawn LLP
8.2	Opinion of Winston & Strawn LLP
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.2)
23.3	Consent of Winston & Strawn LLP (included in Exhibit 8.1)
23.4	Consent of Winston & Strawn LLP (included in Exhibit 8.2)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT REAL ESTATE FINANCE, INC.

By:	/s/ Paul Richards
Name: Paul Richards Title: Chief Financial Officer, Executive Vice President-Finance, Assistant Secretary and Treasurer

Date: March 14, 2025